Exhibit 99.2
9 March 2023 First Quarter 2023 Financial Results & Business Update Exhibit 99.2

© 2023 FuelCell Energy 2 This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of . The forward-looking statements include, without limitation, statements with respect to the anticipated financial results and statements regarding the plans and expectations regarding the continuing development, commercialization and financing of its current and future fuel cell technologies, the expected timing of completion of the ongoing projects, the business plans and strategies, the capacity expansion and the markets in which the Company expects to operate. Projected and estimated numbers contained herein are not forecasts and may not reflect actual results. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation: general risks associated with product development and manufacturing; general economic conditions; changes in interest rates, which may impact project financing; supply chain disruptions; changes in the utility regulatory environment; changes in the utility industry and the markets for distributed generation, distributed hydrogen, and fuel cell power plants configured for carbon capture or carbon separation; potential volatility of commodity prices that may adversely affect our projects; availability of government subsidies and economic incentives for alternative energy technologies; our ability to remain in compliance with U.S. federal and state and foreign government laws and regulations and the listing rules of The Nasdaq Stock Market; rapid technological change; competition; the risk that our bid awards will not convert to contracts or that our contracts will not convert to revenue; market acceptance of our products; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; factors affecting our liquidity position and financial condition; government appropriations; the ability of the government and third parties to terminate their development contracts at any time; the ability of the government to exercise - rights with respect to certain of our patents; our ability to successfully market and sell our products internationally; our ability to develop new products to achieve our long-term revenue targets; our ability to implement our strategy; our ability to reduce our levelized cost of energy and deliver on our cost reduction strategy generally; our ability to protect our intellectual property; litigation and other proceedings; the risk that commercialization of our new products will not occur when anticipated or, if it does, that we will not have adequate capacity to satisfy demand; our need for and the availability of additional financing; our ability to generate positive cash flow from operations; our ability to service our long-term debt; our ability to increase the output and longevity of our platforms and to meet the performance requirements of our contracts; our ability to expand our customer base and maintain relationships with our largest customers and strategic business allies; and concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus, and resulting supply chain disruptions, shifts in clean energy demand, impacts to our capital budgets and investment plans, impacts to our project schedules, impacts to our ability to service existing projects, and impacts on the demand for our products, as well as other risks set forth in the filings with the Securities and Exchange Commission including the Annual Report on Form 10-K for the fiscal year ended October 31, 2022. The forward-looking statements contained herein speak only as of the date of this presentation. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the expectations or any change in events, conditions or circumstances on which any such statement is based. The Company refers to non-GAAP financial measures in this presentation. The Company believes that this information is useful to understanding its operating results and assessing performance and highlighting trends on an overall basis. Please refer to the earnings release and the appendix to this presentation for further disclosure and reconciliation of non-GAAP financial measures. (As used herein, the term refers to generally accepted accounting principles in the U.S.) The information set forth in this presentation is qualified by reference to, and should be read in conjunction with, our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, filed with the SEC on December 20, 2022, our Quarterly Report on Form 10-Q for the quarter ended January 31, 2023, filed with the SEC on March 9, 2023, and our earnings release for the first quarter of fiscal year 2023, filed as an exhibit to our Current Report on Form 8-K filed with the SEC March 9, 2023. Safe Harbor Statement

FuelCell Energy Snapshot

Our purpose

Enable a world empowered by clean energy

Our technology

Decarbonizes power:

-**Produce** low- to zero-carbon power from a flexible array of inputs including biogas, natural gas, and hydrogen.

-**Capture** carbon dioxide (for use or sequestration) while making power.

Produces hydrogen:

-**Supply** hydrogen from power and water through electrolysis, or co-produce hydrogen, power, and water from fuel.

-**Store** energy from intermittent renewables by converting excess power to hydrogen – then converting hydrogen back into power when it's needed.

A global leader in fuel cell technology [1,2]

158 U.S. patents covering our fuel cell technology

338 patents in other jurisdictions covering our fuel cell technology

47 U.S. patents pending

128 patents pending in other jurisdictions

Company Highlights[2]

HQ Danbury, Connecticut	**>500** Employees	**95** Platforms in commercial operation[3]	**3** Continents
FCEL Listing: NASDAQ	**>220 MW** Capacity in field	**>13** Million MWhs generated with patented technology	

[1] Patents are for FuelCell Energy, Inc., and our subsidiary Versa Power Systems, Inc.
[2] As of October 31, 2022.
[3] Note that certain sites have multiple platforms. As an example, our 14.9 MW Bridgeport project site has five SureSource 3000 platforms. As of 10/31/22, there were 33 sites with the Company's carbonate fuel cell platforms.

FuelCell Energy

© 2023 FuelCell Energy

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Key Messages

1 Consistent operational progress

- Toyota Port of Long Beach project: 3rd fiscal quarter of 2023 commercial operation target
- 14 MW Derby, CT project: 4th calendar quarter of 2023 commercial operation target
- ExxonMobil Technology and Engineering Company: Extended JDA term through August 2023
- Korea: full market access regained in January 2023

2 Executing current phase of solid oxide manufacturing capacity expansion plan

- New leadership
- Amended lease to expand Calgary facility; Long-lead process equipment ordered
- Expecting to build and deliver 4 solid oxide units in 2023
- Announced intent to collaborate with a subsidiary of Malaysian Marine and Heavy Engineering Holdings Berhad on development of large-scale electrolyzer facilities in Asia

3 Opportunistically evaluating options to benefit from global policy tailwinds

- We believe we are well-positioned to capitalize on the evolving energy landscape
- Recent global support for clean energy includes:
    - European Union's proposed ~$270 billion program
    - Korea's Hydrogen Economy Roadmap



U.S. Senator Richard Blumenthal visited FuelCell Energy's Torrington, CT, manufacturing facility on February 24, 2023


STRATEGIC COLLABORATION
FuelCell Energy
MHB

FuelCell Energy to collaborate with MHB on the development of large-scale electrolyzer facilities in Asia, New Zealand and Australia.

FuelCell Energy
© 2023 FuelCell Energy
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© 2023 FuelCell Energy Q1 2023 Financial Performance 5

© 2023 FuelCell Energy 6 17% increase in total revenue Decreased net loss Decreased net loss per share attributable to common stockholders Decreased Adjusted EBITDA1 $37.1M $(21.1)M $(0.05) $(14.4)M $31.8M $(46.1)M $(0.11) $(13.6)M2 Q1 Fiscal 2023 Financial Performance NOTES:: 1 Reconciliation of Adjusted EBITDA to most directly comparable GAAP financial measure is included in the appendix Q1 2023 Q1 2022 Strong total cash and short-term investment position (includes restricted cash) $415.4M as of January 31, 2023 2The first quarter of fiscal 2022 included $24 million in legal fees incurred relating to the POSCO Energy settlement which was excluded from Adjusted EBITDA

7 © 2023 FuelCell Energy Gross Profit and Operating Expenses ($M) $0.124 $0.100 $1.092 $0.934 $0.032 $0.027 $0.060 Q1 2022 Q1 2023 $1.061 $1.307 Q1 Fiscal 2023 Financial Performance and Backlog $(2.9) $5.2 $(41.9) $(27.7) 1Q22 1Q23 Q1 2022 Q1 2023 Backlog as of January 31 ($B) Gross Profit (Loss) Operating Expenses Product Adv. Tech. Generation Service + License Q1-2023 Total Revenue: $37.1M Revenue Breakdown ($M) Q1 2023 Total Revenue: $37.1 million 37% 12% 26% 25% Service Advanced Technologies Generation Product 7 $9.1 $13.9 $9.6 $4.5

© 2023 FuelCell Energy 8 Strong liquidity enhances ability to accelerate strategic initiatives through increased investment in manufacturing and R&D • $415.4M1 in total cash, restricted cash and equivalents and short-term investments Growing project assets2 of $263.3M reflects progress in backlog Strong Liquidity $149.9 $432.2 $458.1 $315.2 $75.7 $42.2 $28.0 $23.0 $24.5 10/31/20 10/31/21 10/31/22 1/31/23 $460.2 $481.1 Cash and Equivalents & Short-Term Treasury Securities ($M) $99.4 $116.3 $154.7 $211.4 $91.2 $126.8 $107.7 $51.9 10/31/20 10/31/21 10/31/22 1/31/23 $263.3 Project Assets2 ($M) $190.6 $192.1 $243.1 $415.4 $262.4 1 As of 1/31/2023 2 Project assets consist of capitalized costs for fuel cell projects and excludes accumulated depreciation. Net of depreciation, project assets totaled $229.9 million as of January 31, 2023. Strong liquidity to fund projects in development and commercialization activities Restricted Short-term Investments Unrestricted In Development Completed

© 2023 FuelCell Energy Q1 2023 Business & Operational Updates 9

© 2023 FuelCell Energy 10 Powerhouse Business Strategy Our Existing Platform to Support Growth for the Future Significant Market Opportunities • Invest • Extend process leadership • Broaden & deepen our human capital • Continue product innovations • Deepen participation in the developing hydrogen economy • Diversify our revenue streams by delivering products and services that support the global energy transition • Optimize the core business • Drive commercial excellence • Expand geographically and by market SCALE INNOVATE GROW We are in a dynamic period of transition, investing across our business with a goal of supporting future long-term, profitable growth

Grow: Consistent Operational Progress

Carbonate platform project spotlights

	Tri-generation platform at Toyota's Port of Long Beach Operations **Expect 2.3 MW | 1.2 tons/day H_2 | 1400 gallons H_2O per day**	Derby, CT Clean Energy Project Platform **Expect 14 MW power generation**	Partnership with ExxonMobil Technology and Engineering Company ("EMTEC") **Developing modular point source carbon capture**
Focus	Only known technology capable of producing hydrogen, power and water at the same time	Augment CT grid with low-carbon power	Only known tech capable of capturing carbon while producing power at the same time
Development status	• Construction work complete • Commissioning phase underway	• Foundational construction largely complete • Majority of balance of plant components delivered and installed onsite	• Relationship extended and growing • +20% increase in EMTEC research budget: $50 million → $60 million
Expected Milestones / Timing	Commercial operation target: 3rd quarter of fiscal year 2023	Commercial operation target: 4th calendar quarter of 2023	Progressing toward commercial pilot project


FuelCell Energy

Feb. 2023: The US Departments of Energy and Commerce toured the Tri-gen site




What's in the box?
A new way to capture carbon.
ExxonMobil
Energy lives here

FuelCell Energy
© 2023 FuelCell Energy
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Scale and Innovate

Progressing current phase of solid oxide manufacturing plan



John Torrance

Senior Vice President, Chief Commercialization and Solid Oxide Manufacturing Officer

- Joined FuelCell Energy in June 2022
- +25 years of leadership experience in manufacturing and operations

Calgary + US Site, To Be Determined

Planned Capacity Expansion (MW)



440+
40
4
Current
In Process
Planned

Power Generation Platform



- Virtually free of NOx, SOx, and particulate matter emissions.
- Hydrogen-ready: runs on 100% hydrogen, biogas or natural gas
- Higher efficiency compared to combustion-based

Electrolysis Platform



- High efficiency: up to 100% efficiency using waste heat
- Designed load ramp-up of 10% per minute, going from standby to full load in 10 minutes
- Enable electricity generated from wind, solar, and nuclear to be available for use anytime, anywhere.

FuelCell Energy
© 2023 FuelCell Energy
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© 2023 FuelCell Energy 13 Summary 2 1 3 Strong balance sheet and pragmatic capital allocation Executing current phase of solid oxide manufacturing capacity expansion plan 4 Opportunistically evaluating options to benefit from global policy tailwinds Consistent operational progress

© 2023 FuelCell Energy 14 Q&A

© 2023 FuelCell Energy 15 Thank You

© 2023 FuelCell Energy Appendix 16

GAAP to Non-GAAP Reconciliation

The following table calculates EBITDA and Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss

	Three Months Ended January 31,	
(Amounts in thousands)	2023	2022
Net loss	$ (21,086)	$ (46,120)
Depreciation and amoritization[1]	5,405	5,771
Provision for income tax	578	-
Other income, net[2]	(3,459)	(152)
Interest expense	1,512	1,428
EBITDA	(17,050)	(39,073)
Share-based compensation expense	2,637	1,470
Legal fees incurred for a legal settlement[3]	-	24,000
Adjusted EBITDA	$ (14,413)	$ (13,603)

[1] Includes depreciation and amortization on our Generation portfolio of $4.2 million and $3.6 million for the three months ended January 31, 2023 and 2022, respectively.
[2] Other income, net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of derivatives, income earned from investments, and other items incurred periodically, which are not the result of the Company's normal business operations.
[3] The Company recorded legal fees of $24 million related to a legal settlement during the three months ended January 31, 2022, which was recorded as an administrative and selling expense.

Financial results are presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA are non-GAAP measures of operations and operating performance by the Company.

These supplemental non-GAAP measures are provided to assist readers in assessing operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing the results of the Company with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to the Company, primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment and project assets. Adjusted EBITDA adjusts EBITDA for stock-based compensation, restructuring charges and other unusual items such as the non-recurring legal expense related to the settlement of the POSCO Energy legal proceedings recorded during the first quarter of fiscal 2022, which are considered either non-cash or non-recurring.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

FuelCell Energy

© 2023 FuelCell Energy
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FuelCell Energy Operating Portfolio and Project Backlog Overview

Generation Operating Portfolio as of January 31, 2023

Project Name	Power Off-Taker	Location	Rated Capacity[1] (MW)	Actual Commercial Operation Date[3]	PPA Term (Years)
Central CT State University ("CCSU")	CCSU (CT University)	New Britain, CT	1.4	Q2 '12	15
Riverside Regional Water Quality Control Plant	City of Riverside (CA Municipality)	Riverside, CA	1.4	Q4 '16	20
Pfizer, Inc.	Pfizer, Inc.	Groton, CT	5.6	Q4 '16	20
Santa Rita Jail	Alameda County, California	Dublin, CA	1.4	Q1 '17	20
Bridgeport Fuel Cell Project	Connecticut Light and Power (CT Utility)	Bridgeport, CT	14.9	Q1 '13	15
Tulare BioMAT	Southern California Edison (CT Utility)	Tulare, CA	2.8	Q1 '20	20
San Bernardino	San Bernardino Municipal Water Dept.	San Bernardino, CA	1.4	Q3 '21	20
LIPA Yaphank Project	PSEG/LIPA, LI NY (Utility)	Long Island, NY	7.4	Q1 '22	18
Groton Project	CMEEC (CT Electric Co-op)	Groton, CT	7.4[2]	Q1 '23	20
Total MW Operating			**43.7**		

Projects in Process as of January 31, 2023

Project Name	Power Off-Taker	Location	Rated Capacity[1] (MW)	PPA Term (Years)
Toyota	Southern California Edison, Toyota	Los Angeles, CA	2.3	20
CT RFP-2	Eversource/United Illuminating (CT Utilities)	Derby, CT	14.0	20
Derby (SCEF)	Eversource/United Illuminating (CT Utilities)	Derby, CT	2.8	20
Trinity College	Trinity College	Hartford, CT	0.3	15
Total MW in Process			**19.4**	

FuelCell Energy

[1] Rated capacity is the platform's design rated output as of the date of initiation of commercial operations except with respect to the Groton Project
[2] The initial operating output is approximately 6.0 MW until a technical improvement plan is fully implemented. Please refer to the Company's 10-Q for additional information with respect to this project, the technical improvement plan and future expectations.
[3] Quarters for Actual Commercial Operation Date refer to FuelCell Energy fiscal quarters

© 2023 FuelCell Energy
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